Shiloh Industries, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Income

The Unaudited Pro Forma Consolidated Statement of Income (also referred to as the “pro forma statement of income”) combines the consolidated financial statements of Shiloh Industries, Inc. (the “Company”) and Finnveden Metal Structures AB (“Finnveden”) to illustrate the effects of the acquisition further described in Note 1. The pro forma statement of income was based on, and should be read in conjunction with, the:

•	accompanying notes to the Unaudited Pro Forma Consolidated Statement of Income;

•
condensed consolidated financial statements of the Company for the quarterly period ended July 31, 2014 and the notes thereto, included in the Company’s Quarterly Report on Form 10-Q for such quarterly period;

•	consolidated financial statements of the Company for the year ended October 31, 2013 and the notes thereto, included in the Company’s Annual Report on Form 10-K; and

•	audited consolidated financial statements of Finnveden for the year ended December 31, 2013 and the notes thereto, included elsewhere in this Form 8-K/A.

The pro forma statement of income for the fiscal year ended October 31, 2013 gives effect to the acquisition as if it had been completed on November 1, 2012, the first day of the Company's fiscal year 2013. The pro forma statement of income includes all adjustments that give effect to events that are (1) directly attributable to the acquisition of Finnveden; (2) factually supportable; and (3) expected to have a continuing impact on the consolidated results. A pro forma consolidated balance sheet is not included in this filing as the consolidated balance sheet included in the Company's Form 10-Q for the period ended July 31, 2014 filed on September 5, 2014, included the impact of the acquisition and the related disclosures.
The historical consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The historical consolidated financial statements of Finnveden have been prepared in accordance with accounting principles generally accepted in Sweden (“Swedish GAAP”). The Company evaluated existing differences between U.S. GAAP and Swedish GAAP and concluded that these differences do not materially impact the historical consolidated income statement of Finnveden. However, certain pro forma adjustments were made to: 1) conform the presentation of the historical consolidated income statement to policies applied by the Company; and 2) present the consolidated financial statements of Finnveden in U.S. dollars. The pro forma statement of income reflects the Company’s best estimate of the adjustments based upon the information currently available. Please see Note 4 to the Unaudited Consolidated Pro Forma Statement of Income for further details.
The pro forma statement of income has been presented for informational purposes only and is not necessarily indicative of what the combined company's results of operations would have been had the acquisition been completed on the date indicated. The Company has incurred and expects to incur additional cost to integrate the Company's and Finnveden's businesses. The pro forma statement of income does not reflect the cost of any integration activities or benefits that may result from any operating efficiencies, cost savings, revenue enhancements or other synergies that may be achieved by the combined companies. In addition, certain nonrecurring expenses expected to be incurred within the first 12 months after the completion of the transaction are not reflected in the pro forma statement of income. The pro forma statement of income does not purport to project the future results of operations of the combined company.

Shiloh Industries, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended October 31, 2013
(Amounts in thousands, except per share data)

Shiloh Industries, Inc.
Unaudited Pro Forma Condensed Consolidated Income Statement for the Year Ended October 31, 2013

	As Reported	Finnveden Metal Structures AB Acquisition	Pro Forma Adjustments	Note 5 Reference	Company Pro Forma
	(A)	(B)
Net revenues	$700,186	$192,899	$—		$893,085
Cost of sales	628,491	175,433	—		803,924
Gross profit	71,695	17,466	—		89,161
Selling, general and administrative expenses	37,073	14,468	1,457	(A),(B),(C)	52,998
Asset recovery, net	18	1,962	—	(D)	1,980
Restructuring charges (recovery)	—	1,970	—	(D)	1,970
Operating income	34,604	(934)	(1,457)		32,213
Interest expense	2,600	1,674	(192)	(E),(F)	4,082
Interest income	32	13	—		45
Gain on bargain purchase	228	0	—		228
Other income (expense), net	(89)	417	—		328
Income (Loss) before income taxes	32,175	(2,178)	(1,265)		28,732
Provision for (Benefit from) income taxes	10,605	(352)	(74)	(G)	10,179
Net income (loss)	$21,570	$(1,826)	$(1,191)		$18,553

Earnings per share:
Basic earnings per share	$1.27				$1.09
Diluted earnings per share	$1.27				$1.09

The accompanying notes are an integral part of these unaudited pro forma combined consolidated financial statements. See Note 5 for the above referenced pro forma adjustments.

Notes to Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended October 31, 2013
(Dollar amounts in thousands, except per share data)

Note 1--Description of Transaction
On June 30, 2014, the Company, through a wholly-owned subsidiary, entered into and consummated the transactions contemplated by a Share Sale and Purchase Agreement dated May 21, 2014 (the "Purchase Agreement"), with Finnveden Bulten AB (publ.) and its wholly owned subsidiary Finnveden AB. Pursuant to the Purchase Agreement, the Company acquired all of the outstanding shares of Finnveden, a producer of aluminum and steel stampings and magnesium die cast and machine parts for the motor vehicle industry.
The Company acquired Finnveden in order to expand its stamping capabilities while adding magnesium die casting - a key growth segment - to its product line and enhancing technology used to address the lightweighting needs of automakers. Additionally, the acquisition has provided the Company with strategic European locations in Sweden and Poland while diversifying the Company’s customer base.
The aggregate fair value of consideration transferred in connection with the Share Sale and Purchase Agreement was $72,342, ($66,120 net of cash acquired), in cash on the date of acquisition.
Note 2--Basis of Pro Forma Presentation
The accompanying pro forma statement of income for the fiscal year ended October 31, 2013 gives effect to the acquisition as if it had been completed on November 1, 2012, the first day of the Company's fiscal year 2013. The Company's audited consolidated statement of income for the fiscal year ended October 31, 2013 has been combined with Finnveden’s audited consolidated income statement for the year ended December 31, 2013. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma statement of income.
The Company has a different fiscal year end than Finnveden. Nevertheless, as the fiscal years differ by less than 93 days, historical financial information of Finnveden for the year ended December 31, 2013 has been used in the preparation of the pro forma statement of income for the year ended October 31, 2013.
The pro forma statement of income has been prepared in accordance with the regulations of the U.S. Securities and Exchange Commission. The pro forma adjustments reflecting the completion of the transaction are based upon the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") Subtopic ASC 805-10, "Business Combinations," (“ASC 805”) the fair value concepts set forth in ASC Subtopic 820-10, "Fair Value Measurements and Disclosures,” (“ASC 820”) and the assumptions set forth in the notes to the Unaudited Pro Forma Consolidated Statement of Income. The pro forma statement of income has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable net assets. Amounts preliminarily allocated to tangible and intangible assets with definite lives may change, which could result in a material change in the amortization of such assets. The final allocation of the purchase price will be determined after completion of an analysis of the fair value of Finnveden’s assets and liabilities. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

Notes to Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended October 31, 2013
(Dollar amounts in thousands, except per share data)

Note 3--Purchase Price Allocation
As stated above, the acquisition of Finnveden has been accounted for using the acquisition method in accordance with ASC 805. Assets acquired and liabilities assumed were recorded at their estimated fair values as of the acquisition date. The fair values of identifiable intangible assets were based on valuations using the income approach and estimates provided by management. The excess of the purchase price over the estimated fair values of the tangible assets, identifiable intangible assets and assumed liabilities was recorded as goodwill. The allocation of the purchase price is based upon a valuation of certain assets acquired and liabilities assumed. The preliminary purchase price allocation was as follows:

Cash and cash equivalents	$6,222
Accounts receivable	29,402
Inventory	26,878
Prepaid expenses	3,637
Property, plant and equipment	29,421
Goodwill	7,443
Intangible assets	23,770
Other non-current assets	5,501
Accounts payable and accrued expenses	(36,072)
Long term liabilities	(23,860)
Net assets acquired	$72,342

The purchase price allocation is provisional, pending completion of the valuation of acquired intangible assets, property, plant and equipment, and inventories. The Company is utilizing a third party to assist in the fair value determination of certain components of the purchase price allocation, namely property, plant and equipment and intangible assets. The final valuation may change the allocation of the purchase price, which could affect the fair values assigned to the assets. The unaudited pro forma consolidated statement of income does not include an adjustment for depreciation expense related to acquired property and equipment.
The Company believes the amount of goodwill resulting from the purchase price allocation is attributable to the workforce of the acquired business (which is not eligible for separate recognition as an identifiable intangible asset) and the synergies expected after the Company's acquisition of Finnveden. The Company does not expect that the amount of goodwill will be deductible for tax purposes under current Polish or Swedish tax law.
Of the $23,770 of acquired intangible assets, $20,182 was assigned to customers that have an estimated useful life of nine to twelve years, and $3,588 was assigned to developed technology with an estimated useful life of eleven years. The fair values assigned to identifiable intangible assets acquired has been determined primarily by using the income approach, which discounts expected future cash flows to present value using estimates and assumptions determined by management. The Company is utilizing a third party to assist in assigning a fair value to acquired intangible assets. The Company does not expect that the total amount of identifiable intangible assets will be deductible for tax purposes under current Polish or Swedish tax law.
Note 4-Adjustments to Finnveden Historical Results
The Finnveden historical consolidated income statement for the year ended December 31, 2013 is presented in Swedish krona and has been prepared in accordance with Swedish GAAP. Accordingly, certain adjustments have been made to the consolidated income statement in order to: 1) conform its presentation to policies applied by the Company; and 2) present Finnveden’s historical consolidated income statement in U.S. dollars. The Company evaluated existing differences between U.S. GAAP and Swedish GAAP and concluded that these differences do not materially impact the historical consolidated income statement of Finnveden.

Notes to Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended October 31, 2013
(Dollar amounts in thousands, except per share data)

The table provided below presents the adjustments made to present Finnveden’s consolidated income statement on a U.S. GAAP basis and to conform its presentation to the Company’s accounting policies. The consolidated income statement of Finnveden also has been translated to U.S. dollars using a historical exchange rate of approximately $0.15, which is the average Swedish krona conversion rate to U.S. dollars for the applicable period.

	Historical Finnveden (SEK)	Conforming Presentation Adjustments	Note Reference	Adjusted Finnveden (SEK)	Translation Adjustments	Adjusted Finnveden (USD)
Net revenues	1,256,526	—		1,256,526	$(1,063,627)	$192,899
Cost of sales	1,142,752	—		1,142,752	(967,319)	175,433
Gross profit	113,774	—		113,774	(96,308)	17,466

Selling, general and administrative expenses	—	94,240	(A), (B)	94,240	(79,772)	14,468
Asset recovery, net	—	12,780	(C), (D)	12,780	(10,818)	1,962
Restructuring charges, net	—	12,835	(E)	12,835	(10,865)	1,970
Selling expenses	31,846	(31,846)	(A)	0	0	0
Administrative expenses	61,308	(61,308)	(A)	0	0	0
Other operating income	(6,558)	6,558	(D), (F), (G)	0	0	0
Other operating expenses	30,240	(30,240)	(B), (C), (E), (H)	0	0	0
Operating loss	(3,062)	(3,019)		(6,081)	5,147	(934)

Interest expense	10,906	—		10,906	(9,232)	1,674
Interest income	87	—		87	(74)	13
Other income (expense), net	—	2,717	(F), (G), (H), (I)	2,717	(2,300)	417
Profit from other securities and receivables that are non-current assets	(302)	302	(I)	0	0	0
Loss before income taxes	(14,183)	—		(14,183)	12,005	(2,178)
Benefit from income taxes	(2,290)	—		(2,290)	1,938	(352)
Net loss	(11,893)	—		(11,893)	$10,067	$(1,826)

(A)	To combine selling expenses of SEK 31,846 and administrative expenses of SEK 61,308 as selling, general and administrative expenses.

(B)	To reclassify other operating expenses of SEK 1,086 to selling, general and administrative expenses.

(C)	To reclassify SEK 15,000 related to the write-down of long-lived assets from other operating expenses to asset recovery, net.

(D)	To reclassify SEK 2,220 related to gain on sale of fixed assets from other operating income to asset recovery, net.

(E)	To reclassify SEK 12,835 of restructuring charges from other operating expenses to restructuring charges, net in conformity with the Company’s historical presentation.

(F)	To reclassify SEK 2,690 of rental income from other operating income to other income (expense), net.

(G)	To reclassify SEK 1,648 of other income to other income (expense), net.

(H)	To reclassify SEK 1,319 of foreign exchange rate losses from other operating expenses to other income (expense), net.

Notes to Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended October 31, 2013
(Dollar amounts in thousands, except per share data)

(I)	To reclassify loss from other securities and receivables that are non-current assets of SEK 302 to other income (expense), net.

Note 5--Pro Forma Adjustments

(A)	Reflects the fair value of identifiable intangible assets and related amortization expense adjustments as follows:

($ thousands)	Useful Life	Fair Value	Annual Amortization Expense
Customer relationships	9 - 12 years	$20,182	$2,043
Developed technology	11 years	3,588	326

		Total Amortizaiton	$2,369
		Historical Amortization	8

		Incremental Amortization	$2,361

(B)
Reflects a reduction in selling, general and administrative expenses associated with the termination of the management agreement with Finnveden Bulten AB, which occurred upon the Company’s purchase of Finnveden. Finnveden incurred management fees of $1,825 during the year ended December 31, 2013.

(C)
Represents an increase of $921 in selling, general and administrative expenses related to new employment agreements with certain management employees of Finnveden which were signed in conjunction with the Company’s acquisition of Finnveden.

(D)
The consolidated income statement of Finnveden for the year ended December 31, 2013 includes certain restructuring and impairment charges totalling $4,273; these charges are a result of Finnveden management’s decision to discontinue operations at one of its subsidiaries. The subsidiary did not meet the definition of discontinued operations under ASC 205-20 “Discontinued Operations,” and thus its operating results have not been eliminated from Finnveden’s historical consolidated income statement for the year ended December 31, 2013 and no adjustment has been made for the restructuring and impairment charges. Charges incurred by Finnveden related to this restructuring are not representative of the combined company’s operating results going forward. Additionally, Finnveden transferred all of its shares in the subsidiary to Finnveden AB prior to its acquisition by the Company.

(E)
The Company borrowed $72,342 under its existing secured revolving line of credit to partially finance the acquisition of Finnveden. Interest on the line of credit accrues at a variable rate based on a 1 month LIBOR rate plus an applicable margin of 1.5% to 2.5%. In addition to interest charges, the Company pays a quarterly commitment fee ranging from 0.20% to 0.35% based on the Company’s daily revolving exposure. The adjustment represents additional interest expense for the new debt of $1,490, offset by a reduction in the commitment fee of $220, as if the debt was incurred on November 1, 2012. If the interest rate differed from the rates used in the pro forma interest expense above by 1/8% for the year ended October 31, 2013, interest expense would have increased or decreased by approximately $91.

(F)
In conjunction with the acquisition, the Company repaid certain bank overdraft facilities and other long-term liabilities of Finnveden prior to their scheduled maturity dates. The adjustment represents a reduction in historical interest expense of Finnveden of $1,462.

Notes to Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended October 31, 2013
(Dollar amounts in thousands, except per share data)

(G)	Represents the tax impact of the pro forma adjustments, which was calculated utilizing the Company’s statutory federal income tax rate of 35% and Finnveden’s statutory tax rate of 22%.